                              (FLORAFAX LETTERHEAD)


                                December 18, 1997



To the Stockholders of

FLORAFAX INTERNATIONAL, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Florafax International, Inc. on January 27, 1998 at Bent Pine Country Club, 6001 Clubhouse, Vero Beach, Florida, 32967, commencing at 5:00 p.m., local time. We look forward to greeting personally as many of our stockholders as possible at the meeting. Please call Debbie Livingston at 1-800-681-8222, extension 6306, for directions.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provides information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question and answer period and discussion.

     We know that most of our stockholders are unable personally to attend the Annual Meeting. Proxies are solicited so that each stockholder has an opportunity to vote on all matters which are scheduled to come before the meeting. Whether or not you personally plan to attend, please take a few minutes now to read these materials and to sign, date and return your proxy in the enclosed postage paid envelope. Regardless of the number of Florafax shares you own, your presence in person or by proxy is important for establishing a quorum, and your vote on the matters to be considered at the meeting is important. Even if you have signed a proxy, you may vote in person on all matters presented for stockholder vote at the meeting, and you are encouraged to attend the meeting.

     Thank you for your continued interest in Florafax.


                                          Very truly yours,

                                         Andrew W. Williams
                                         Chairman of the Board




               I URGE YOU TO VOTE AND TO RETURN YOUR PROXY TODAY.

                          FLORAFAX INTERNATIONAL, INC.
                                8075 20th Street
                            Vero Beach, Florida 32966

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 27, 1998



To the Stockholders of
FLORAFAX INTERNATIONAL, INC.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Florafax International, Inc. (the "Company") will be held at Bent Pine Country Club, located at 6001 Clubhouse, Vero Beach, Florida, 32967, on January 27, 1998, at 5:00 p.m., local time, for the following purposes:

         1. To elect six (6) directors of the Company to serve until their respective successors are elected and qualified;

         2. To consider and vote upon approval to amend the Company's Management Incentive Stock Plan ("Incentive Plan") to increase the aggregate number of shares that may be subject to awards under the Incentive Plan from 500,000 shares to 1,000,000 shares of common stock of the Company; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed as of November 28, 1997. Only holders of common stock of record at the close of business on such date will be entitled to vote at the meeting or any adjournment or postponement thereof. This Notice and the accompanying Proxy Statement are first being mailed to stockholders on or about December 18, 1997.

         A complete list of stockholders entitled to vote at the meeting will be on file at the Company's principal executive office at 8075 20th Street, Vero Beach, Florida, 32966, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.


                                FLORAFAX INTERNATIONAL, INC.
                                Kelly S. McMakin
                                Secretary

Vero Beach, Florida
December 18, 1997



             PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TODAY.

                          FLORAFAX INTERNATIONAL, INC.
                                8075 20th Street
                            VERO BEACH, FLORIDA 32966


                                 PROXY STATEMENT
                     FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD


                                January 27, 1998

                         -------------------------------


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FLORAFAX INTERNATIONAL, INC., a Delaware Corporation ("Company") for the 1998 Annual Meeting of Stockholders to be held at 5:00 p.m., local time, on January 27, 1998, at Bent Pine Country Club, located at 6001 Clubhouse, Vero Beach, Florida, 32967, and any adjournment or postponement of such meeting. This Proxy Statement, and the accompanying proxy, the form of which is attached to this Proxy Statement as Appendix 1, were first mailed on or about December 18, 1997, to stockholders of record on November 28, 1997.

                               PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are:

         1. To elect six (6) directors of the Company to serve until their respective successors are elected and qualified; and

         2. To consider and vote upon approval to amend the Company's Management Incentive Stock Plan ("Incentive Plan") to increase the aggregate number of shares that may be subject to awards under the Incentive Plan from 500,000 shares to 1,000,000 shares of common stock of the Company (the "Amendment"); and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


                               VOTING AND PROXIES

         The Board of Directors has set the close of business on November 28, 1997, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, there were 7,724,742 shares of common stock outstanding, exclusive of 530,000 treasury shares. There were no shares of preferred stock issued and outstanding. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The presence in person or by proxy of a majority of all the outstanding voting securities of the Company is required to constitute a quorum at the Annual Meeting or at any adjournment or postponement thereof.

     The election of nominees for director requires a plurality of the votes cast. Votes may be cast in favor of a nominee or withheld. Cumulative voting for the election of directors is not permitted. Adoption of the Amendment requires a vote in favor thereof by a majority of the shares entitled to vote thereon. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal other than the election of directors. An automated system administered by the Company's transfer agent is used to tabulate the votes. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares represented at the Annual Meeting constitute a quorum. Each is tabulated separately. Abstentions and broker non-votes are not counted for purposes of determining the number of votes cast on any matter.

     The Board of Directors has designated Andrew W. Williams and S. Oden Howell, Jr. and each of them, with full powers of substitution, as the persons named as proxies for stockholders executing the accompanying proxies. Proxies which are properly executed by stockholders entitled to vote at the Annual Meeting and which are received by the Company prior to the Annual Meeting and not revoked prior to their use, will be voted at the Annual Meeting in accordance with the directions specified by each stockholder executing the proxy. The Board of Directors recommends that you vote, and all properly executed proxies which do not specify how they are to be voted shall be voted, FOR the six nominees for directors named below. Execution of the enclosed proxy entitles the named proxies to vote in their discretion on all other matters presented for a vote of the stockholders at the Annual Meeting.

     PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE BY THE RECORD HOLDER GIVING WRITTEN NOTICE OF REVOCATION RECEIVED BY THE COMPANY OR BY THE RECORD HOLDER EXECUTING AND DELIVERING TO THE COMPANY A NEW PROXY BEARING A LATER DATE. Any stockholder who attends the Annual Meeting in person and desires to vote in person may do so by revoking his earlier proxy at the Annual Meeting before its use as to any particular matter to be voted on by the stockholders.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company currently state that the Board of Directors shall consist of not less than three nor more than nine directors, as determined from time to time by a duly adopted resolution of the Board of Directors. The Board has resolved that the Board of Directors for the current fiscal year shall consist of six (6) directors. No proxy will be voted for more than six (6) individuals. The Company's Bylaws provide that the President of the Company shall be a member of the Board.

     On December 8, 1988, the Board determined that at the time of election, each director would be required to own at least 10,000 shares of common stock of the Company. All of the director nominees currently meet this requirement and have represented that they will meet this qualification at the time of the director's election. In the event any director does not comply with this requirement during the fiscal year, such director will not be eligible to serve. The Board may, but is not required to fill such vacancies, if they occur.

     The six (6) nominees for director were selected by the Board of Directors and are named and described below. Each director elected shall hold office until the next annual meeting of stockholders of the Company or until his respective successor is duly elected and qualified. Each nominee for director has agreed to stand for election and, if elected, has agreed to serve as a director of the Company. In the event any nominee is unable or declines to serve as a director at or before the Annual Meeting, the Board of Directors has determined that a majority of the remaining nominees may select a qualified replacement nominee to fill such vacancy. Management is not aware of any nominee who is unable to serve, does not own the qualifying shares, or will decline to serve if so elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR. THE HOLDERS OF PROXIES INTEND TO VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR.

         The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

T. CRAIG BENSON
Mr. Benson, 35, is President of the Corporate Equities Division of Service Corporation International headquartered in Houston, Texas. Service Corporation International is the largest publicly held funeral home/cemetery company in the world. Mr. Benson also serves as a Director of Equity Corporation International and Tanknology Environmental, Inc. Mr. Benson has been a Director of the Company since March, 1991.


S. ODEN HOWELL, JR.
Mr. Howell, 57, is a consultant to H & N Constructors, Inc., a contracting company specializing in remodeling and rehabilitation of government facilities. From 1988 until 1997, Mr. Howell was Secretary/Treasurer of H&N Constructors, Inc. Mr. Howell serves as a Director of Royal Gold, Inc. and Lawson United Corporation, and he has been a Director of the Company since February, 1986.


WILLIAM E. MERCER
Mr. Mercer, 56, has been a majority owner and has served as Chairman of the Board and Chief Executive Officer ("CEO") of Southwest Guaranty Trust Company National Association, a national banking association limited to trust powers only, since December, 1989. He has been a Director of the Company since April, 1987.

KENNETH G. PUTTICK
Mr. Puttick, 50, is President, Director and Owner of Ken Puttick Buick-Cadillac, in Vero Beach, Florida. Mr. Puttick has been in the retail automobile business since 1968. He has owned and operated several retail and real estate businesses simultaneously. Mr. Puttick has been a Director of the Company since January, 1995.

JAMES H. WEST
Mr. West, 43, was elected Vice President, Treasurer and CFO of the Company on February 5, 1993. On January 7, 1994, Mr. West was elected Chief Operating Officer ("COO"), and on August 8, 1994, he was elected Secretary, of the Company. On November 17, 1994, he was elected President. From November, 1987 to November, 1992, Mr. West was President of M.P.I.I., Inc. ("M.P.I.I.") which is in the funeral, cemetery and insurance business. As of the date of this Proxy Statement, Mr. West remains as President, COO and CFO. He has been a Director of the Company since January, 1994.

ANDREW W. WILLIAMS
Mr. Williams, 45, is, and has been for the past eleven years, the President of A.W.W., P.A. a private accounting firm in Vero Beach, Florida. Since August, 1990, he has served as Chairman and CEO of Equity Resource Group of Indian River County, Inc. Mr. Williams is the President of Confidential Investment Services, Inc. and Chairman of Atlantic Aquaculture Technologies, Inc. In addition, he serves as a Director of First American Bank and Admiralty Bank. Mr. Williams was elected Chairman of the Board in November, 1992 and has been a Director of the Company since December, 1988. In September, 1994, Mr. Williams was elected CEO of the Company.

         There are no family relationships between any nominee or member of the Board of Directors or executive officer of the Company. There are no arrangements, agreements or understandings, to the knowledge of the Company, by which any nominee for director is bound and pursuant to which he was selected as a nominee.

                  INFORMATION CONCERNING OFFICERS AND DIRECTORS

MEETINGS AND COMPENSATION OF DIRECTORS

         During fiscal year 1997, the Board of Directors held three meetings. Each director of the Company has waived, indefinitely, his monthly fees and his fees for attending meetings of the Board of Directors and each committee thereof; however, all directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board and committees thereof. No member of the Board, the Audit Committee or the Compensation Committee attended less than 75% of the meetings held. The Board of Directors does not have a nominating committee. Management nominees for director are selected by a majority vote of the Board of Directors.

NONEMPLOYEE DIRECTOR STOCK OPTIONS

         On January 30, 1996, the shareholders of the Company approved the 1996 Nonemployee Directors' Stock Option Plan (the "Nonemployee Director Plan") under which each nonemployee director, upon his or her respective election or reelection to the Board of Directors, is granted a nonqualified option to purchase 20,000 shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or three months after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of six months from the date of grant, subject to certain exceptions specified in the Nonemployee Director Plan.

         Pursuant to the provisions of the Nonemployee Director Plan, options were granted to the following nonemployee directors on January 31, 1997, for 20,000 option shares each at an option price of $2.88 per share: T. Craig Benson, S. Oden Howell, Jr., William E. Mercer and Kenneth G. Puttick.

AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which currently consists of William E. Mercer, S. Oden Howell, Jr. and Kenneth G. Puttick, met one time during the 1997 fiscal year. The functions of the Audit Committee are to review the qualifications and independence of the independent auditors; to recommend the appointment of the independent auditors; to review the scope of the annual audit and the annual audit process; to review the annual audited financial statements; and to report the activities of the Audit Committee to the Board of Directors on a regular basis.

COMPENSATION COMMITTEE

         The Compensation Committee ("Committee") of the Board of Directors currently consists of S. Oden Howell, Jr., T. Craig Benson, Kenneth G. Puttick and William E. Mercer. The Compensation Committee met two times during the 1997 fiscal year. The functions of the Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Committee also administers certain employee benefit plans of the Company which provide for administration by a Board committee.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"), and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors, officers, and certain beneficial owners of stock, the Company believes that during the year ended August 31, 1997, all Section 16(a) filing requirements were satisfied.

                               EXECUTIVE OFFICERS

         The following persons were, as of the date of this Proxy Statement, either (i) the executive officers or (ii) officers who are significant employees of the Company. Each such officer serves at the pleasure of the Board of Directors. Other than that certain Employment Agreement ("Agreement"), dated July 7, 1994, by and between James H. West, as employee, and the Company, there exists no employment agreements between the Company and any current officer of the Company. With respect to the Agreement, the Company agrees to continue to employ Mr. West as its COO and CFO for a minimum annual salary of $140,000, plus a company car, health insurance and other benefits generally available to the Company's employees. The Company also agreed to reimburse Mr. West for any moving expenses and to provide him with a bridge loan to enable him to purchase a home in Vero Beach, Florida. By the terms of the Agreement, the bridge loan is secured by certain real estate owned by Mr. West, and said loan is to be repaid upon liquidation of such real estate. The Agreement contains covenants not to compete, as well as a confidentiality covenant. The term of the Agreement is for one year and is renewed automatically for additional one-year terms, unless terminated earlier. Either party may terminate the Agreement upon thirty days prior written notice, and the Company may terminate Mr. West's employment without such notice, for cause. In the event the Company terminates Mr. West's employment for any reason other than for cause, then the Company must pay to Mr. West, as severance, a lump sum payment equal to the total amount of his annual salary. For the first year of the Agreement, Mr. Andrew Williams personally guaranteed the obligations of the Company to Mr. West.


--------------------------------------------------------------------------------------------------------------------
           NAME                   AGE               OFFICER SINCE                     POSITION WITH COMPANY
--------------------------------------------------------------------------------------------------------------------
     Andrew W. Williams            45               November, 1992                   Chairman of the Board and
                                                                                      Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------
        James H. West              43               February, 1993                  President, Chief Operating
                                                                                Officer and Chief Financial Officer
--------------------------------------------------------------------------------------------------------------------
      Kelly S. McMakin             36               November, 1994                  Treasurer, Secretary, and
                                                                                          Vice President
--------------------------------------------------------------------------------------------------------------------



         See "Election of Directors" for the business background of Messrs. Williams and West.

KELLY S. MCMAKIN
Mr. McMakin, 36, was elected Vice President and Treasurer of the Company on November 17, 1994, and on February 6, 1995, he was elected Secretary of the Company. From June, 1993, to the present, Mr. McMakin has been Controller of the Company. From May, 1988, through May, 1993, Mr. McMakin was Controller of M.P.I.I. As of the date of this Proxy Statement, Mr. McMakin remains as Vice President, Secretary and Treasurer of the Company.

         There are no arrangements, agreements or understandings, to the knowledge of Company, by which any of the persons described above was selected as an officer.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and for any executive officer whose aggregate remuneration was $100,000 or more for the fiscal year ended August 31, 1997 ("Named Officer"):

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------
    NAME AND PRINCIPAL           FISCAL YEAR          ANNUAL                 BONUS ($)        OTHER ANNUAL
        POSITION                                   COMPENSATION                               COMPENSATION
                                                     SALARY ($)                                  ($)(4)
------------------------------------------------------------------------------------------------------------
James H. West,                      1997            $183,700(1)               $80,000             $  0
President, COO and                  1996            $181,731                  $65,000             $  0
CFO                                 1995            $155,935                  $17,500             $  0
------------------------------------------------------------------------------------------------------------
Andrew W. Williams                  1997            $105,241(2)               $67,500             $  0
CEO                                 1996            $100,731                  $27,500             $  0
                                    1995            $ 65,923
------------------------------------------------------------------------------------------------------------
Kelly S. McMakin                    1997            $ 76,069(3)               $40,000             $  0
Vice President,                     1996            $ 70,000                  $15,492             $  0
Secretary and                       1995            $ 57,000
Treasurer
------------------------------------------------------------------------------------------------------------


For the years ended August 31, 1997, 1996, and 1995, the Company granted no restricted stock awards, stock appreciation rights ("SARs"), long-term incentive plan ("LTIP") awards or any other form of long-term compensation to the Named Officers listed above.

         (1) Includes $8,476.92 contributed by Mr. West toward Mr. West's Plan (defined below) and $4,238.45 contributed by the Company toward Mr. West's Plan.

         (2) Includes $9,649.23 contributed by Mr. Williams toward Mr. William's Plan and $2,855.74 contributed by the Company toward Mr. William's Plan.

         (3) Includes $5,000 contributed by Mr. McMakin toward Mr. McMakin's Plan and $2,223.11 contributed by the Company toward Mr. McMakin's Plan.

         (4) Perquisites and other personal benefits received by the Named Officers are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for such Named Officer.

         Except for Mr. West's employment agreement, as set forth in the "Executive Officers" section, there are no employment agreements in effect. Non-cash remuneration to all officers and directors as a group, did not exceed $25,000 in the aggregate. Other than the Company's 401(k) plan ("Plan") which was established during the last fiscal year, the Company has no long term incentive plan, pension plan or other plan as defined by the rules and regulations of the SEC except for the Nonemployee Director Plan described above and the Inventive Plan described below.

                                  STOCK OPTIONS

         The Incentive Plan was adopted by the Board of Directors of the Company on October 26, 1995, and was approved by the stockholders on January 30, 1996. Under the Incentive Plan, employees are periodically granted market-based awards, including nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock and performance share awards. Such awards are granted to those individuals whose judgment, initiative, and efforts are responsible for the success of the Company. Each individual award is established by an award agreement with the participant which sets forth the terms and conditions applicable to such award. The exercise price of an option and any SARs, which are determined at the time of the grant, may not be less than the fair market value of the shares subject thereto on the date of grant.

         The following table lists options and SARS granted to each Named Officer during fiscal year 1997. The Company has not granted SARS to any of the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

----------------------------------------------------------------------------------------------------------------
  NAME          NO. SECURITIES         % OF TOTAL OPTIONS       EXERCISE           FMV OF     EXPIRATION DATE
                 UNDERLYING                GRANTED TO               OR             OPTION
                OPTIONS/SARS             EMPLOYEES AND          BASE PRICE       AS OF DATE
                   GRANTED               NON-EMPLOYEE             ($/SH)          OF AWARD
                                         DIRECTORS IN
                                         FISCAL YEAR(3)
----------------------------------------------------------------------------------------------------------------
Andrew W.        100,000 (1)                   28%                 $2.66            $2.66       11-13-2006
Williams,        150,000 (2)                                       $4.00            $4.00       06-25-2006
CEO
----------------------------------------------------------------------------------------------------------------
James W.          75,000 (1)                   17%                 $2.66            $2.66       11-13-2006
West,             75,000 (2)                                       $4.00            $4.00       06-25-2006
President,
CFO, COO
----------------------------------------------------------------------------------------------------------------
Kelly S.         25,000 (1)                     6%                 $2.66            $2.66       11-13-2006
McMakin,         30,000 (2)                                        $4.00            $4.00       06-25-2006
Vice-
President,
Secretary,
Treasurer
----------------------------------------------------------------------------------------------------------------

         (1) Reflects nonqualified options granted under the Incentive Plan. Such options were granted at fair market value of the common stock on the date of grant.

         (2) Reflects nonqualified non plan options. Such options were granted at fair market value of the common stock on the date of grant. The stock options granted herein will vest if the common stock meets certain target price levels on or before June 25, 2002. If the market price of the common stock exceeds or equals the following target price for 20 consecutive trading days, the stock options will vest as follows:

                     TARGET SHARE PRICE                 OPTION VESTING
                            $ 5.00                            25%
                            $ 7.50                            25%
                            $10.00                            25%
                            $12.50                            25%

         (3) Based upon a total of 889,500 options granted to employees and non-employee directors in fiscal 1997.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

         The following table lists all options and SARs exercised during fiscal 1997 by each Named Officer. The Company has not granted SARs to any of the Named Officers.

-------------------------------------------------------------------------------------------------------------------------
    NAME                      SHARES                 VALUE           NUMBER OF SECURITIES              VALUE OF
                            ACQUIRED ON          REALIZED ($)       UNDERLYING UNEXERCISED            UNEXERCISED
                            EXERCISE (#)                                  OPTIONS/SARS                IN-THE-MONEY
                                                                          AT FY-END (#)               OPTIONS/SARS
                                                                          EXERCISABLE/                AT FY-END ($)
                                                                         UNEXERCISABLE                EXERCISABLE/
                                                                                                     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Andrew W.                         0                   0                     75,000 (1)              76,125/76,125 (3)
Williams, CEO                                                            [37,500/37,500]
                                                                            100,000 (1)             39,000/39,000 (4)
                                                                         [50,000/50,000]
                                                                            150,000 (2)                      0
                                                                           [0/150,000]
-------------------------------------------------------------------------------------------------------------------------
James H. West,                    0                   0                     75,000 (1)               29,250/29,250 (4)
President, COO,                                                          [37,500/37,500]
CFO and Director                                                           75,000 (2)                        0
                                                                           [0/75,000]
-------------------------------------------------------------------------------------------------------------------------
Kelly S. McMakin,                 0                   0                     15,000 (1)               15,225/15,225 (3)
Vice-President,                                                           [7,500/7,500]
Secretary and                                                              25,000 (1)                 9,750/9,750 (4)
Treasurer                                                                [12,500/12,500]
                                                                           30,000 (2)                        0
                                                                           [0/30,000]
-------------------------------------------------------------------------------------------------------------------------

         (1) Reflects nonqualified stock options granted under the Incentive Plan.

         (2) Reflects nonqualified stock options granted under non plan options.

         (3) The value of exercisable, but unexercised, options and unexercisable options is based on a price of $1.41 per share as of August 31, 1997 and a market price of $3.44 as of August 31, 1997.

         (4) The value of exercisable, but unexercised, options and unexercisable options is based on a price of $2.66 per share as of August 31, 1997 and a market price of $3.44 as of August 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since September 1, 1994, through the date of this Proxy Statement, there were no transaction or series of transactions, to the knowledge of the Company, to which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $60,000 and in which any affiliate of the Company, officer, executive officer, director, nominee for director, record holder, beneficial security holder owning 5% or more of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest, except as described below:

         (1) Mr. Benson, a director of the Company, is an officer of Service Corporation International ("SCI"). The Company provides SCI with credit card and charge card processing services to its funeral and cemetery divisions. The Company provides SCI credit card processing services on the same terms and conditions as it would for unaffiliated parties with similar volumes of business. The Company received estimated net revenues of $217,000 from SCI (as reported by the Company on its 10-KSB for fiscal year 1997) for these services during fiscal year 1997.

         (2) On August 28, 1994, pursuant to the Agreement, as set forth in the "Executive Officers" Section, the Company committed to loan $70,000, bearing an interest rate of 7.75% per annum, to James H. West, President, COO and CFO, of which $57,000 was advanced on the date of the loan. On November 7, 1994 the Company advanced to Mr. West an additional $5,000 under the terms of the original $70,000 commitment. On January 28, 1997, the Company increased the total amount of the commitment from $70,000 to $100,000. The loan is secured by real estate owned by Mr. West and will be repaid upon liquidation of the real estate. As of August 31, 1997, the balance on this note, including interest, was approximately $90,000.

         (3) The Company has contracted to purchase on or about January 5, 1998 from Alvin W. Wunderlich, Jr., Trustee of the Alvin W. Wunderlich, Sr., Trust Number 1, the premises located at 8075 20th Street, Vero Beach, Florida for a purchase price equal to $500,000.00 cash and 30,000 shares of the Company's common stock. The trustee of the trust, who is the seller in such transaction, is the father-in-law of Andrew W. Williams; however, Mr. Williams' spouse and the siblings of Mr. Williams' spouse are the beneficiaries named under said trust.

         In the opinion of management of the Company, these transactions were negotiated at arm's length and involve either market, or better than market, commercial terms and conditions under the circumstances then existing.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of November 28, 1997 information with respect to those persons who owned (as reflected in the stock transfer records of the Company and otherwise to the Company's knowledge) beneficially 5% or more of the common stock of the Company. All shares are subject to the named person's sole voting and investment power, except as set forth below.

NAME AND ADDRESS OF                               AMOUNT AND NATURE OF                  PERCENT OF
 BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP                 COMMON STOCK
-------------------                               --------------------                 ------------
Lance Laifer                                         2,035,129  (1)                       24% (1)
45 West 45th Street
New York, New York 10036

Andrew W. Williams                                   1,291,520  (2)                       15% (2)
616 Azalea Lane
Vero Beach, FL 32963



Kenneth G. Puttick                                   1,135,000  (3)                       13%  (3)
210 Osprey Court
Vero Beach, FL 32963

         (1) Lance Laifer, as president, sole director and principal stockholder of Laifer Capital Management, Inc., is deemed to have the same beneficial ownership as Laifer Capital Management, Inc. The 2,035,129 shares of Company common stock beneficially owned by Laifer Capital Management, Inc. include (i) 1,156,829 shares of common stock beneficially owned by Laifer Capital Management, Inc. in its capacity as general partner and investment advisor to Hilltop Partners, L.P. ("Hilltop"); and (ii) 267,300 shares of common stock beneficially owned by Laifer Capital Management, Inc. in its capacity as investment advisor to Hilltop Offshore, Ltd. ("Offshore").

         Laifer Capital Management, Inc. (i) has the sole power to vote and to direct the voting of and to dispose and direct the disposition of the 1,156,829 shares of common stock beneficially owned by it in its capacity as the General Partner of Hilltop, (ii) has sole power to vote and to direct the voting of 267,300 shares of common stock owned by Offshore and (iii) shares with Wolfson, with an address at One State Street Plaza, New York, New York 10004-1505 ("Wolfson"), the power to dispose and direct the disposition of 611,000 shares of common stock owned by Laifer Capital Management, Inc. in its capacity as investment advisor to Wolfson.

         (2) Includes 199,300 shares owned jointly with Mr. Williams' wife, 2,160 shares held by Mr. Williams as Custodian for his minor son, Theodore J. Williams, 524,470 shares and 27,190 warrants owned by Equity Resource Group of Indian River County, Inc., of which Mr. Williams is President, Director, and majority owner, 77,000 shares owned by Confidential Investment Services, Inc., of which Mr. Williams is sole owner and 175,000 stock options granted to Mr. Williams under the Incentive Plan, 106,250 of which Mr. Williams has the right to acquire within sixty (60) days of the date of the proxy statement, and 150,000 non-plan stock options, twenty-five percent (25%) of which Mr. Williams has the right to acquire within sixty (60) days of the date of this proxy statement.

         (3) Includes 200,000 shares held by Mr. Puttick as Trustee for his minor children and 637,000 shares held by Puttick Enterprises, of which Mr. Puttick is President, Director and owner. Includes 40,000 shares which Mr. Puttick has the right to acquire within sixty (60) days of the date of this proxy statement under the terms of the Nonemployee Director Plan.

The Company is not aware of any arrangement or pledge of securities of the Company by any person which may at a date subsequent to the date of these proxy materials result in a change of control of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of November 28, 1997 information (as reflected in the stock transfer records of the Company and otherwise to the Company's knowledge) with respect to (i) each director and nominee, (ii) each executive and significant officer of the Company named in the Summary Compensation Table herein, and (iii) all directors and such officers as a group. All shares are subject to the named person's sole voting and investment power except, as set forth below.

Andrew W. Williams                                1,291,520 (1)                        15%  (1)
616 Azalea Lane
Vero Beach, FL 32963

Kenneth G. Puttick                                1,135,000 (2), (3)                   13%  (2), (3)
210 Osprey Court
Vero Beach, FL 32963

William E. Mercer                                    240,000  (3)                       3%  (3)
2121 Sage Road,
Suite 150
Houston, TX 77056

S. Oden Howell, Jr.                                  298,300  (3)                       4%  (3)
2603 Grassland Drive
Louisville, KY 40299

T. Craig Benson                                      305,000  (3) (4)                   4%  (3)
1929 Allen Parkway
Houston, TX 77219

James H. West                                        425,321  (5)                       5%  (5)
1705 Sand Dollar Way
Vero Beach,  FL  32963

Kelly S. McMakin                                     126,500  (6)                       1%  (6)
15 Royal Palm Blvd.
Vero Beach, FL 32960

All Directors, Executive                           3,821,641  (7)                      45%  (7)
and Significant Officers
as a group

         (1) Includes 199,300 shares owned jointly with Mr. Williams' wife, 2,160 shares held by Mr. Williams as Custodian for his minor son, Theodore J. Williams, 524,470 shares and 27,190 warrants owned by Equity Resource Group of Indian River County, Inc., of which Mr. Williams is President, Director, and majority owner, 77,000 shares owned by Confidential Investment Services, Inc., of which Mr. Williams is sole owner and 175,000 stock options granted to Mr. Williams under the Incentive Plan, 106,250 of which Mr. Williams has the right to acquire within sixty (60) days of the date of the proxy statement, and 150,000 non-plan stock options, 37,500 of which Mr. Williams has the right to acquire within sixty (60) days of the date of this proxy statement.

         (2) Includes 200,000 shares held by Mr. Puttick as Trustee for his minor children and 637,000 shares held by Puttick Enterprises, of which Mr. Puttick is President, Director and owner.

         (3) Includes 40,000 shares which said individual has the right to acquire within sixty (60) days of the date of this proxy statement under the terms of the Nonemployee Director Plan.

         (4) Includes 50,000 stock options granted to Mr. Benson under a non-plan agreement with the Company, fifty percent (50%) of which Mr. Benson has the right to acquire within sixty (60) days of this proxy statement.

         (5) Includes (i) 75,000 stock options granted to Mr. West under the Incentive Plan, fifty percent (50%) of which Mr. West has the right to acquire within sixty (60) days of this proxy statement, and (ii) 75,000 non-plan stock options, twenty-five percent (25%) of which Mr. West has the right to acquire within sixty (60) days of this proxy statement.

         (6) Includes (i) 40,000 stock options granted to Mr. McMakin under the Incentive Plan, 23,750 of which Mr. McMakin has the right to acquire within sixty (60) days of this proxy statement, and (ii) 30,000 non-plan stock options, twenty-five percent (25%) of which Mr. McMakin has the right to acquire within sixty (60) days of this proxy statement.

         (7) The shares shown for all directors and all executive and significant officers as a group include 416,250 shares which they have the right to acquire within sixty (60) days of this proxy statement under the terms of the Nonemployee Director Plan, the Incentive Plan, or non-plan agreements with the Company. In addition, this total includes 365,940 options that the directors and officers do not have the right to acquire within sixty (60) days of this proxy statement.

The Company is not aware of any arrangement or pledge of securities of the Company by any person which may at a date subsequent to the date of these proxy materials result in a change of control of the Company.

                      PROPOSED AMENDMENT TO INCENTIVE PLAN

         The Board of Directors, by resolution, unanimously adopted on October 23, 1997, declared advisable and proposed the Amendment to Section 4 of the Company's Incentive Plan increasing the aggregate number of shares that may be subject to awards under the Incentive Plan from 500,00 shares to 1,000,000 shares of common stock of the Company. If the Amendment is approved by the shareholders, Section 4 will read as follows:

                                   "Section 4

                         LIMITATION OF NUMBER OF SHARES

         Subject to the adjustment provisions of Section 8 or 9 hereof, the aggregate number of shares that may be subject to Awards under this Plan shall not exceed 1,000,000 shares of Common Stock."

         Of the 500,000 shares currently subject to awards under the Incentive Plan, as of November 28, 1997, there were 1,250 shares of common stock outstanding and 498,750 shares reserved for issuance. The Company is proposing to increase the number of shares subject to award under the Incentive Plan to continue to benefit the shareholders by encouraging and rewarding high levels of performance by individuals who are key to the success of the Company by increasing the proprietary interest of such individuals in the Company's growth and success. The issuance by the Company of shares of common stock may dilute the present equity ownership position of current holders of common stock and may be made without shareholder approval, unless otherwise required by applicable laws of stock exchange regulations.

         The Board of Directors recommends that the shareholders vote FOR the proposed Amendment to the Incentive Plan. Adoption of the Amendment requires a vote in favor thereof by a majority of the shares entitled to vote thereon.

                             APPOINTMENT OF AUDITORS

         Since approval of the appointment of auditors is not a matter which is required to be submitted to a vote of stockholders, the Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 1998 fiscal year. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting of Stockholders. Therefore, such representatives will not have the opportunity to make a statement; however, they will be available, via telephone, to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         The Company anticipates that the next Annual Meeting of Stockholders will be held in January, 1999. In order for a stockholder's proposal to be considered for inclusion in the Company's proxy statement for that meeting, the proposal must be received by the Company no later than August 26, 1998. Any proposal should be sent to the Company to the attention of the Corporate Secretary. The proposal must be in compliance with then existing rules and regulations of the SEC and applicable provisions of Delaware corporate law.

                                 ANNUAL REPORTS

         THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING REQUIRED FINANCIAL STATEMENTS AND SCHEDULES BUT EXCLUDING OTHER EXHIBITS IS BEING FURNISHED IN THE 1997 ANNUAL REPORT TO STOCKHOLDERS. A list of excluded exhibits accompanies the Form 10-KSB. A copy of the Company's annual report on Form 10-KSB including any financial statement and exhibits thereto may be obtained without charge by written request to Kelly S. McMakin, Secretary, Florafax International, Inc., 8075 20th Street, Vero Beach, Florida 32966.

                               PROXY SOLICITATION

         The expenses of this proxy solicitation, including the cost of preparing and mailing these proxy materials, will be paid by the Company. Expenses may include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of the Company's common stock. Solicitation may be made by mail, telephone, telegraph and personal interview by officers and employees of the Company who will not be additionally compensated therefore, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

         The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy, and the Company shall reimburse such persons for their reasonable expenses.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matter other than those matters listed in the notice of Annual Meeting of Stockholders which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholders' vote, the persons named in the enclosed proxy will vote in their discretion on each such matter according to their best judgment in the interest of the Company.

         The information contained in this Proxy Statement is to the best knowledge of the Company, and the information contained herein with respect to the directors, nominees for director, executive officers and principal stockholders is based upon information which these individuals have provided to the Company.

         It is important that your stock be represented at this meeting, regardless of the number of shares held by you. Your vote is important. Please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                       By Order of the Board of Directors

                           APPENDIX TO PROXY STATEMENT

1.       Form of Proxy.

                                                                      Appendix A

                                 REVOCABLE PROXY

                          FLORAFAX INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Andrew W. Williams and
S. Oden Howell, Jr., and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of Florafax International, Inc., (herein the "Company") to be held at the Bent Pine Country Club, 6001 Clubhouse, Vero Beach, Florida, 32967, on the 27th day of January, 1998 at 5:00 p.m., Eastern Standard Time, and any adjournment(s) or postponements thereof, with all powers the undersigned would possess if personally present and to vote thereat, as specified herein, the number of shares the undersigned would be entitled to vote if personally present.

         In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

         Every properly signed proxy will be voted in accordance with the specifications made hereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. THESE MATTERS ARE PROPOSED BY THE COMPANY. ALL PRIOR PROXIES ARE HEREBY REVOKED.

PROPOSAL 1: THE ELECTION AS DIRECTORS OF ALL                   PROPOSAL 2:  TO APPROVE THE AMENDMENT TO THE
NOMINEES LISTED (EXCEPT AS MARKED TO THE                       COMPANY'S MANAGEMENT INCENTIVE STOCK PLAN.
CONTRARY BELOW):

                                                                    FOR              AGAINST          ABSTAIN
                                                                    | |                | |              | |

T. Craig Benson, S. Oden Howell, Jr.,  William E. Mercer,
Kenneth G. Puttick, James H. West and Andrew W. Williams

     FOR               WITHHOLD             FOR ALL EXCEPT
     | |                 | |                    | |

                                                               PROPOSAL 3: TO TRANSACT SUCH OTHER BUSINESS AS
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY            MAY PROPERLY COME BEFORE THE MEETING OR ANY
INDIVIDUAL NOMINEE MARK "FOR ALL EXCEPT" AND WRITE THAT        ADJOURNMENT OR POSTPONEMENT THEREOF
NOMINEE'S NAME IN THE SPACE BELOW).

-------------------------------------------------------





                                                               (Please sign exactly as your name appears hereon.
                                                               When signing as attorney, executor, administrator,
                                                               trustee, guardian, etc., give full title as such.
                                                               For joint accounts, each joint owner should sign.)
                                                               This Proxy will also be voted in accordance with
                                                               the discretion of the proxies or proxy on any
                                                               other business. Receipt is hereby acknowledged of the
                                                               Notice of Annual Meeting and Proxy Statement of the
                                                               Company dated December 18, 1997.

                                                               Dated
                                                                     -----------------------------------------------


                                                               ------------------------------------------------------
                                                                                      (Signature)



                                                               ------------------------------------------------------
                                                                            (Signature if held jointly)


PLEASE MARK INSIDE BOXES SO THAT                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
DATA PROCESSING EQUIPMENT WILL                                 CARD USING THE ENCLOSED ENVELOPE
RECORD YOUR VOTES
